Exhibit 10.3

State of Minnesota

Certificate of Merger

Filed 08/17/2007

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT is dated as of August 16, 2007, by and among Digitiliti, Inc., a Delaware corporation (“Parent”); Cyclone Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”); and Storage Elements, Inc., a Minnesota corporation (“Company”).  The foregoing are sometimes collectively referred to as the “Parties.”

WHEREAS, Company is engaged in the business of providing web based online storage services (the “Business”); and

WHEREAS, the Boards of Directors of Parent, Merger Subsidiary and Company, and persons owning a majority of the outstanding voting securities of Company (“Company Shareholders”), have approved the merger of the Merger Subsidiary with and into Company (the “Merger”) upon the terms and subject to the conditions set forth herein; and

WHEREAS, as a condition to the closing of the Merger, Parent will have completed a name change to “Digitiliti, Inc.” and a reverse split of its outstanding common stock on the basis of one share for 40,000 shares, on a per stockholder of record basis, with each fractional share being rounded up to the nearest whole share and with no shareholder to be reduced to less than one share, and second, with (i) an immediate 200 for one dividend to all shareholders of record, pro rata, pursuant to a mandatory exchange of certificates (the “Recapitalization”), (ii) each beneficial owner of any Depository Trust Company participant being deemed to be a “stockholder of record” of all purposes of the Recapitalization and (iii) all shares required for rounding to be accounted for by Company, the principal shareholder of Parent, as part of its cancellation of Company’s shareholdings in Parent under this Agreement;

WHEREAS, as a condition to the Closing of the Merger (as defined below), Company has agreed to cancel certain shares of Parent Common Stock (as defined below); and

WHEREAS, the Parties desire to execute and deliver this Agreement and all related, required or necessary documentation that may be reasonably required to complete the Merger as contemplated by the Parties, subject to non-consenting Company Shareholders being accorded applicable dissenters’ rights of appraisal (“Dissenters’ Rights”) under the Minnesota Business Corporation Act (the “Minnesota Act”)  (collectively, the “Transaction Documents”);

WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Parties desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the Parties hereto agree as follows:

ARTICLE 1

THE MERGER; CONVERSION OF SHARES

The Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary will be merged with and into Company in accordance with the provisions of the Minnesota Act, whereupon the separate corporate existence of Merger Subsidiary will cease, and Company will continue as the surviving corporation (the ”Surviving Corporation”).  From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities and duties of Company and Merger Subsidiary, all as more fully described in the Minnesota Act.

Effective Time.  As soon as practicable after each of the conditions set forth in Article 4 and Article 5 have been satisfied or waived, Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Minnesota, Articles of Merger for the Merger, which Articles will be in the form required by and executed in accordance with the applicable provisions of the Minnesota Act.  The Merger will become effective at the time such filing is made or, if agreed to by Parent and Company, such later time or date set forth in the Articles of Merger (the “Effective Time”).

Closing.

Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 6 hereof (the ”Termination Date”), the closing of the Merger (the “Closing”) will take place at a time and on a date (the “Closing Date”) to be specified by the Parties; provided, however, that all of the conditions provided for in Articles 4 and 5 hereof shall have been satisfied or waived by such date.  The Closing will be held at the offices of Leonard W. Burningham, Esq., 455 East 500 South, Suite 205, Salt Lake City, Utah, or such other place as the Parties may agree, at which time and place the Transaction Documents necessary or appropriate to effect the transactions contemplated herein will be exchanged by the Parties.  Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

(b)

As a condition to the Closing, Parent will have completed a name change to “Digitiliti, Inc.” and the Recapitalization.

(c)

As a further condition precedent to the Closing of the Merger, among other such conditions that are set forth in Sections 5 and 6 hereof, Company shall deliver for cancellation all shares of Parent Common Stock not used for rounding of shares of Parent Common Stock under the Recapitalization.

Conversion of Interests.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Company and/or Merger Subsidiary:

(a)

Each of the shares of common stock of Company, par value $0.0001 per share (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one (1) share of common stock or an aggregate of 21,281,978 shares of common stock of Parent, par value $0.001 per share, more or less, depending upon the number of dissenting Company Shareholders who properly perfect such rights and Company Shareholders afforded preemptive rights as agreed upon by the Parties (“Parent Common Stock”).  The amount of Parent Common Stock into which shares of Company Common Stock is converted, on a one to one basis, is referred to herein as the “Merger Consideration.”

(b)

All stock options, warrants, convertible debt, other convertible securities or other rights to acquire shares of the Company that are outlined in Schedule 1.4(b) (collectively “Company’s Convertible Securities”) outstanding at the Effective Time, whether or not exercisable and whether or not vested shall remain outstanding following the Effective Time but shall be assumed by Parent. Company’s Convertible Securities so assumed by Parent shall continue to have, and be subject to, the same terms and conditions as set forth in the underlying Convertible Securities documents but will be convertible into shares of Parent Common Stock as described in Schedule 1.4(b).

(c)

Except as expressly set forth herein, each share of any other equity interest of the Company (other than Company Common Stock) will be canceled without payment of any consideration therefor and without any conversion thereof.

(d)

Each share of common stock of Merger Subsidiary, par value $1.00 per share (“Merger

Subsidiary Common Stock”), issued and outstanding immediately prior to the Effective Time will be converted automatically into one fully paid and non-assessable share of common stock of the Surviving Corporation, par value $0.0001 per share.

Exchange of Company Common Stock and Company Convertible Securities.

Excluding only Company Shareholders who perfect Dissenters’ Rights under the Minnesota Act, at the Closing, Company will cause the delivery of all Company Shareholders Company Common Stock of which are outstanding immediately prior to the Effective Time to Parent (“Company Certificates”), together with appropriate assignments signed by such holders, in exchange for the number of whole shares of Parent Common Stock into which such interests have been converted as provided in Section 1.4(a), and Company Certificates so surrendered will be canceled.

All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock.

As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock will cease to have any rights as Company Shareholders, except such rights, if any, as they may have pursuant to the Minnesota Act.  Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate will, after the Effective Time, respectively represent for all purposes only the right to receive certificates representing the number of whole shares of Parent Common Stock into which Company Common Stock shall have been converted pursuant to the Merger as provided in Section 1.4(a).

(d)

No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates; no dividend or other distribution of Parent will relate to any fractional share; and such fractional share will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.  All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, will be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to Parent.  If a fractional share results from such aggregation, then such fractional share will be rounded up to the nearest whole share and each holder of shares of Company Common Stock interests who otherwise would be entitled to receive such fractional share of Parent Common Stock will receive one whole share in lieu of such fractional share, as applicable.

Articles of Incorporation of the Surviving Corporation and Name Change.  The Articles of Incorporation of Company as in effect immediately prior to the Effective Time will be the Articles of Incorporation of the Surviving Corporation, but the name of the Surviving Corporation shall be changed to “Digitiliti, Inc.”.

Bylaws of the Surviving Corporation.  The Bylaws of Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

Directors and Officers of the Surviving Corporation and Parent.

(a)

Directors and Officers of the Surviving Corporation.  The directors and officers of Company, as of the Effective Time, shall continue as the directors and officers of the Surviving Corporation.

(b)

Directors of the Parent.  The sole director of Parent immediately prior to the Effective Time shall appoint Jonathan S. Miner, Pamela J. Miner, Brad D. Wenzel and Laura Wenzel to Parent’s board of directors, and the officers of Parent shall be appointed by the new directors, who shall be Mark Savage, President; Brad D. Wenzel, CEO; and Laura Wenzel, Vice President, CFO, Treasurer and Secretary.

Dissenting Interests.  Company Shareholders who have properly demanded and perfected such holder’s rights to dissent from the Merger and to be paid the fair value of such holder’s shares in accordance with Section

302A.471 of the Minnesota Act and who have not waived or otherwise consented to the Merger, shall be accorded all such Dissenters’ Rights as a condition to the Closing of the Merger.

Parent Common Stock Outstanding Immediately Prior and Following the Closing of Merger.  Immediately prior to the Closing of the Merger, it is estimated that there will be approximately 119,212 outstanding shares of Parent Common Stock, excluding Company shareholdings in Parent.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

2.1

Corporate Organization, etc.  Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Company.

2.2

Authorization, etc.  Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Company and is the valid and binding legal obligation of Company enforceable against Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

2.3

Non-Contravention.  Neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of Company;

be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Company is a party or by which Company or any of Company’s properties or assets is or may be bound;

result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of Company under any debt, obligation, contract, agreement or commitment to which Company is a party or by which Company or any of Company’s assets or properties are bound; or

materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

2.4

Consents and Approvals.  No consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (“Consent”) any individual or entity, including without limitation any

Authority, is required in connection with the execution, delivery or performance of this Agreement by Company or the consummation by Company of the transactions contemplated herein.

2.5

Issuance of Parent Common Stock.  To Company’s knowledge, as of the date of this Agreement and as of the Effective Time, no facts or circumstances exist or will exist that could cause the issuance of Parent Common Stock pursuant to the Merger to fail to meet the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Rule 506 of Regulation D promulgated thereunder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PARENT

AND THE MERGER SUBSIDIARY

Parent and Merger Subsidiary represent and warrant to Company as follows:

3.1

Corporate Organization, Standing and Power.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.  Each of Parent and Merger Subsidiary has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Subsidiary.  Parent owns all of the outstanding capital stock of Merger Subsidiary.  Parent does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity, other than Merger Subsidiary.

3.2

Authorization.  Each of Parent and the Merger Subsidiary has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein.  The board of directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary, have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.  This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors’ rights generally.

3.3

Non-Contravention.  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

(a)

violate any provision of the articles of incorporation or bylaws of Parent or the Merger Subsidiary; or

be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective properties or assets is or may be bound;

result in the creation or imposition of any Encumbrance upon any property or assets of Parent or the Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective assets or properties is or may be bound; or

violate any Law of any Authority.

3.4

Consents and Approvals.  No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent or Merger Subsidiary of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent or Merger Subsidiary.

3.5

Valid Issuance.  Parent Common Stock to be issued in connection with the Merger will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

ARTICLE 4
CONDITIONS TO THE OBLIGATIONS OF PARENT
AND MERGER SUBSIDIARY

Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

4.1

Representations and Warranties True.  The representations and warranties of  Company contained in this Agreement, will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

4.2

Performance.  Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

4.3

Required Approvals and Consents.

(a)

All action required by law and otherwise to be taken by the shareholders of Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.  Such action requires the approval of a majority of the outstanding shares of Company.

All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

4.4

Agreements and Documents.  Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

(a)

a certificate executed on behalf of Company by its Chief Executive Officer confirming that the conditions set forth in Sections 4.1, 4.2,, 4.5, 4.6 and 4.7 have been duly satisfied; and

(b)

a Storage Shareholder Written Consent in the form of Exhibit 4.4(b) executed by Company Shareholders owning not less than a majority of the outstanding voting securities of Company.

4.5

Adverse Changes.  No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Company since December 31, 2006.

4.6

No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

4.7

Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

4.8

Appropriate Documentation.  Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 4 as Parent may reasonably request, along with duly executed copies of the Transaction Documents by the Parties and the Company Certificates.

ARTICLE  5
CONDITIONS TO OBLIGATIONS OF COMPANY

Notwithstanding anything in this Agreement to the contrary, the obligation of Company to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

5.1

Representations and Warranties True.  The representations and warranties of Parent contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

5.2

Performance.  Parent will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing, including the obligations of the pre-Close officers and directors of Parent set forth in Section 4.9.

5.3

Required Approvals and Consents.

(a)

All action required by law and otherwise to be taken by the directors and stockholders of the Parent to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Company will have received copies thereof.

5.4

Agreements and Documents.  The Company will have received the following agreements and documents, each of which will be in full force and effect:

(a)

a certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.5, 5.6 and 5.7 have been duly satisfied;

(b)

a Company Shareholder Written Consent in the form of Exhibit 4.4(b) executed by Company Shareholders owning not less than a majority of the outstanding voting securities of Company; and

(c)

resolutions of the board of directors of Parent and the board of directors and sole stockholder of Merger Subsidiary, certified by the secretary of Parent, approving the transactions contemplated by this Agreement, including the Merger, the issuance of the Merger Consideration and the matters referred to in Section 1.8(b) of this Agreement.

5.5

Adverse Changes.  No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Parent since December 31, 2006.

5.6

No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Company, individually or in the aggregate, otherwise have a Material Adverse Effect on Parent’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

5.7

Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

5.8

Appropriate Documentation.  The Company will have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as the Company may reasonably request, along with duly executed copies of the Transaction Documents by the Parties.

ARTICLE  6
TERMINATION AND ABANDONMENT

6.1

Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the written consent of Company and Parent.

6.2

Termination by Parent.  This Agreement may be terminated at any time prior to the Closing by Parent if any of the conditions provided for in Article 4 have not been met or waived by Parent in writing prior to the Closing.

6.3

Termination by the Company.  This Agreement may be terminated prior to the Closing by action of Company if any of the conditions provided for in Article 5 have not been met or waived by Company in writing prior to the Closing.

6.4

Procedure and Effect of Termination.  In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by Company or Parent pursuant to this Article 6, written notice thereof will be given to all other Parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the Parties hereto.  If this Agreement is terminated as provided herein:

(a)

Each of the Parties will, upon request, redeliver all documents, work papers and other material of the other Parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

ARTICLE 7
MISCELLANEOUS  PROVISIONS

7.1

Expenses.  Parent and Company will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

7.2

Survival.  The representations and warranties of the Parties shall survive the Closing for a period of one (1) year.

7.3

Amendment and Modification.  Subject to applicable Law, this Agreement may be amended or modified by the Parties hereto at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the Parties hereto.

7.4

Waiver of Compliance; Consents.  Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

7.5

No Third Party Beneficiaries.  Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

7.6

Notices.  All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other Parties hereto in writing in accordance with this subsection.

If to Company prior to the Merger:

With a copy to:

Storage Elements, Inc.

Richard Speeter, Esq.

266 East 7th Street, 4th Floor

Speeter & Johnson

St. Paul, MN  55101

1515 One Financial Plaza

120 South Sixth Street

Minneapolis, MN 55402

or to such other person or address as either Company or Company Shareholders will furnish to the other Parties hereto in writing in accordance with this subsection.

If to Parent or Merger Subsidiary

With a copy to:

Prior to the Merger:

Digitiliti, Inc.

Leonard W. Burningham, Esq.

266 East 7th Street, 4th Floor

455 East 500 South, #205

St. Paul, MN 55101

Salt Lake City, Utah  84111

or to such other person or address as Parent will furnish to the other Parties hereto in writing in accordance with this subsection.

7.7

Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the Parties hereto without the prior written consent of the other Parties.

7.8

Governing Law.  This Agreement and the legal relations among the Parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Minnesota (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

7.9

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.10

Headings.  The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

7.11

Entire Agreement.  This Agreement, and the exhibits and other writings referred to in this Agreement or any such exhibit or other writing that are part of this Agreement, together embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this Agreement or the Transaction Documents.  There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to the transaction or transactions contemplated by this Agreement.  Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

7.12

Definition of Material Adverse Effect.  “Material Adverse Effect” with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of that party taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DIGITILITI INC. By: /s/Mark Savage Mark Savage, President	STORAGE ELEMENTS, INC. By: /s/Brad D. Wenzel Brad D. Wenzel, CEO
CYCLONE ACQUISITION CORP. By: /s/Mark Savage Mark Savage, President

SCHEDULE 1.4(B)

Company Convertible Securities

EXHIBIT 4.4(b)

Company Shareholder Written Consent

AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER is dated as of December 17, 2007, by and among Digitiliti, Inc., a Delaware corporation (“Digitiliti”); Cyclone Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”); and Storage Elements, Inc., a Minnesota corporation (“Storage Elements”).  The foregoing are sometimes collectively referred to as the “Parties.”

RECITALS

WHEREAS, effective August 17, 2007, the Parties completed an Agreement and Plan of Merger (“Merger Agreement”) following the mailing of an Information Statement (the “Information Statement”) and Notice of Special Meeting of the Shareholders of Storage Elements which was held August 16, 2007; the adoption of the Merger Agreement by the shareholders of Storage Elements at the meeting; and the adoption of the Merger Agreement by the Board of Directors of Digitiliti, the Merger Subsidiary and Storage Elements on August 16, 2007; and

WHEREAS, it was the intent of each of the Parties as part of the adoption of the Merger Agreement that Digitiliti would adopt the Storage Elements 2007 Stock Plan (the “2007 Stock Plan”) as adopted by the Storage Elements Board of Directors on July 23, 2007, and by the shareholders of Storage Elements at the special meeting held August 16, 2007; and

WHEREAS, the Information Statement mailed to the Storage Elements shareholders contemplated the adoption of the 2007 Stock Plan, and it was the intent of the Boards of Directors of Digitiliti and Storage Elements to adopt the 2007 Stock Plan; and

WHEREAS, the resolutions of the Boards of Directors of Digitiliti and Storage Elements adopting the Merger Agreement each provided that that any officer was authorized and directed to execute and deliver the Merger Agreement and all other ancillary documents required or deemed necessary to complete the Merger Agreement;  and

WHEREAS, the Parties agree that the Merger Agreement should be amended to include the adoption of the 2007 Stock Plan by Digitiliti, including its majority shareholder, Storage Elements, and that such amendment be effective as of August 16, 2007;

NOW, THEREFORE, pursuant to the above Recitals, the Merger Agreement is hereby amended as follows:

1.3

Closing.

(a)

Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 6 hereof (the “Termination Date”), the closing of the Merger (the “Closing”) will take place at a time and on a date (the “Closing Date”) to be specified by the Parties; provided, however, that all of the conditions provided for in Articles 4 and 5 hereof shall have been satisfied or waived by such date.  The Closing will be held at the offices of Leonard W. Burningham, Esq., 455 East 500 South, Suite 205, Salt Lake City, Utah, or such other place as the Parties may agree, at which time and place the Transaction Documents necessary or appropriate to effect the transactions contemplated herein will be exchanged by the Parties.  Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

(b)

As a condition to the Closing, Parent will have completed a name change to “Digitiliti, Inc.” and the Recapitalization.

(c)

As a further condition precedent to the Closing of the Merger, among other such conditions that are set forth in Sections 5 and 6 hereof, Company shall deliver for cancellation all shares of Parent Common Stock not used for rounding of shares of Parent Common Stock under the Recapitalization.

(d)

As a further condition precedent to the Closing of the Merger, Parent and its majority shareholder, shall adopt the Company’s 2007 Stock Plan and shall assume all outstanding convertible securities of Storage Elements including warrants and the options granted under the Company’s 2007 Stock Plan.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Agreement and Plan of Merger to be duly executed as of the day and year first above written and that such Amendment to Agreement and Plan of Merger be effective as of August 17, 2007.

DIGITILITI, INC. By: /s/ Mark Savage Mark Savage, President	STORAGE ELEMENTS, INC. By: /s/ Brad D. Wenzel Brad D. Wenzel, CEO
MAJORITY STOCKHOLDER: STORAGE ELEMENTS, INC. By: /s/ Brad D. Wenzel Brad D. Wenzel, CEO Shares Owned: 250,000 – 67.7%	CYCLONE ACQUISITION CORP. By: /s/ Mark Savage Mark Savage, President